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                                                                    EXHIBIT 21.1


                    Subsidiaries of East Coast Power L.L.C.

JEDI Linden NB, L.L.C. (Delaware)
         o  membership interests owned 100% by East Coast Power L.L.C.

JEDI Linden, Inc. (Delaware)
         o  owned 100% by JEDI Linden NB, L.L.C.

JEDI Linden GP, L.L.C. (Delaware)
         o Class A membership interest with 99% sharing ratio owned by JEDI Linden NB, L.L.C.
         o Class B membership interest with 1% sharing ratio owned by JEDI Linden, Inc.

JEDI Linden LP, L.L.C. (Delaware)
         o  membership interests owned 100% by JEDI Linden NB, L.L.C.

Cogen Technologies Linden, Ltd. (Texas)
         o  1% general partner interest owned by JEDI Linden GP, L.L.C.
         o  99% limited partner interest owned by JEDI Linden LP, L.L.C.

Cogen Technologies Linden Venture, L.P. (Delaware)
         o  general partnership interest owned by Cogen Technologies
            Linden, Ltd.
         o limited partnership interest owned by Owner Trust (for the benefit of General Electric Capital Corporation and
            Dana Capital Corporation)

JEDI Camden GP, L.L.C. (Delaware)
         o  membership interests owned 100% by East Coast Power L.L.C.

JEDI Camden LP, L.L.C. (Delaware)
         o  membership interests owned 100% by East Coast Power L.L.C.

Cogen Technologies Camden GP Limited Partnership (Delaware)
         o  81.945% general partner interest owned by JEDI Camden GP, L.L.C.
         o  18.055% limited partner interest owned by JEDI Camden LP, L.L.C.

Camden Cogen, L.P. (Delaware)
         o general partner interest owned by Cogen Technologies Camden GP Limited Partnership
         o  limited partner interest owned by General Electric Capital
            Corporation


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JEDI Bayonne GP, L.L.C. (Delaware)
         o  membership interests owned 100% by East Coast Power L.L.C.

TM Bayonne Inc. (Delaware)
         o  owned 100% by East Coast Power L.L.C.

Bergen Point Energy Company (Delaware)
         o  membership interests owned 100% by East Coast Power L.L.C.

Tevco/Mission Bayonne Partnership (Delaware)
         o  50% general partner interest owned by TM Bayonne, Inc.
         o  50% general partner interest owned by Bergen Point Energy Company

CPN Bayonne
         o  membership interests 100% owned by East Coast Power L.L.C.

Cogen Technologies NJ Venture (New Jersey)
         o 91.75% managing general partner interest owned by JEDI Bayonne GP, L.L.C.
         o  7.5% general partner interest owned by CPN Bayonne
         o  0.75% general partner interest owned by Tevco/Mission
            Bayonne Partnership

Empire Energy Supply, L.L.C. (Delaware)
         o  membership interests 100% owned by East Coast Power L.L.C.


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